UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   December 17, 2002

RESTORAGEN, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-30493	47-0727668
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3820 NW 46th Street
Lincoln, Nebraska		68524-1637
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  800-786-2580

Items 1, 2, 3, 4, 5, 6, 7 and 8 are not applicable and therefore omitted.

Item 9.  Regulation FD Disclosure.

Incorporated herein is the attached copy of the press release dated December 18, 2002 announcing the Company’s filing of a voluntary petition under Chapter 11 of the Bankruptcy Code.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORAGEN, INC.

By	/s/ David S. Walker
David S. Walker
Senior Vice President and
Chief Financial Officer

Dated:   December 18, 2002

PRESS RELEASE

RESTORAGEN, INC.

Contact:
David Walker
Chief Financial Officer
Restoragen, Inc.
(800) 786-2580

For Immediate Release

Restoragen, Inc. Announces the Filing of a Voluntary Petition Under
Chapter 11 of the Bankruptcy Code

                LINCOLN, NEBRASKA, DECEMBER 18, 2002–Restoragen, Inc., formerly BioNebraska, Inc., announced today that it had filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in United States Bankruptcy Court for the District of Nebraska.  The purpose of the filing is to seek relief from creditors while the Company determines its future course of action.

About Restoragen

Restoragen’s stock is not publicly traded. The Company has registered its capital stock with the Securities and Exchange Commission and files periodic reports, such as Forms 10-K, 10-Q and 8-K, with the Commission. Those reports are available on the SEC website (www.sec.gov).

Cautionary Statement

Statements made in this Press Release that are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate,” “believe,” “plan,” “expect,” “intend” and similar expressions to identify forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements, including the dependence of the Company on obtaining future financing and its ability to continue operations, the uncertainties involved in the additional development of the Company’s new pharmaceutical products, including securing strategic partners to fund further development, the outcomes of clinical trials, obtaining regulatory approvals or clearances, the ability of the Company’s products to be manufactured in commercial quantities, availability of commercial production capacity, the development of partnerships for distribution and marketing, protection of the Company’s patent and proprietary rights, avoiding infringement of competitor’s proprietary rights and potential competition.  These risks are further described in the Company’s Form 10-Q for the quarter ended September 30, 2002, and in the Company’s Form 10-K for the year ended December 31, 2000 under the heading, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”